                                                                  Exhibit (d)(4)

                                             December 22, 2006

Aston Asset Management LLC
161 North Clark Street, 12th Floor
Chicago, IL  60601

      Re: Sub-Investment Advisory Agreement with ABN AMRO Asset Management Inc. dated November 30, 2006 (the "Sub-Investment Advisory Agreement")

Ladies and Gentlemen:

      Pursuant to the Sub-Investment Advisory Agreement, we are hereby providing notification of a new series of the Aston Funds to be called "Aston/ABN AMRO International Fund" (the "New Series"). Attached hereto is amended Schedule A to the Sub-Investment Advisory Agreement to reflect, among other things, the appropriate effective date and initial term for the New Series.

      By acknowledging below, you agree to render the investment advisory and management services to the New Series under the terms of the Sub-Investment Advisory Agreement and the amended Schedule A attached hereto.


                                           ASTON ASSET MANAGEMENT LLC


                                           By:
                                              ----------------------------------
                                           Name:  Kenneth C. Anderson
                                           Its:   President

Accepted this 26th day
of December, 2006.


ABN AMRO ASSET MANAGEMENT INC.


By:
   -------------------------------------
Name:  Seymour A. Newman
Its:   Chief Financial Officer

                                                                  Exhibit (d)(4)

                                   SCHEDULE A

Fund                                                 Effective Date               Initial Term
----                                                 --------------               ------------
Aston Balanced Fund                               November 30, 2006          December 31, 2007
Aston/ABN AMRO Growth Fund                        November 30, 2006          December 31, 2007
Aston/ABN AMRO High Yield Bond Fund               November 30, 2006          December 31, 2007
Aston/ABN AMRO Mid Cap Growth Fund                November 30, 2006          December 31, 2007
Aston/ABN AMRO Real Estate Fund                   November 30, 2006          December 31, 2007
Aston/ABN AMRO International Fund                 December 26, 2006          December 31, 2007